EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087, No. 333-39089, No. 333-85971, No. 333-97813, No. 333-121033 and No. 333-133976) and on Form S-3 (No. 333-69474) of McDermott International, Inc. of our report dated February 28, 2006 relating to the financial statement schedule, which appears in this Form 10K/A.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 26, 2008